As filed with the Securities and Exchange Commission on October 26, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________________

Georgia	58-1492391
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

115 South Grant Street
Fitzgerald, Georgia 31750
(229) 426-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________________
Tracie Youngblood
Executive Vice President and Chief Financial Officer
115 South Grant Street
Fitzgerald, Georgia 31750
Tel: (229) 426-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
_______________________
The Commission is requested to send copies of all communications to:

Mark C. Kanaly, Esq.
Alston & Bird LLP
1201 W. Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7975
Facsimile: (404) 253-8390
_______________________
Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee (4)
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Units(5)
Warrants
Rights
Total			$150,000,000	$13,905(6)
______________________
(1)Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)The Registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)The Registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.
(4)Calculated pursuant to Rule 457(o) under the Securities Act.
(5)Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(6)Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this registration statement includes $50,000,000 aggregate offering price of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-228440), which was declared effective on November 28, 2018. Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $6,060 previously paid with respect to such unsold securities in connection with the previous registration statement is offset against the filing fee due hereunder. Accordingly, the filing fee transmitted herewith is $7,845. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under such previous registration statement will be deemed terminated as of the date of effectiveness of this registration statement.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2021

PROSPECTUS
Colony Bankcorp, Inc.

$150,000,000

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants
Rights

Colony Bankcorp, Inc. may offer the securities listed above in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus or prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market and trades on the exchange under the symbol “CBAN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 7 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.
_______________________

This prospectus is dated , 2021.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
All references to “Colony Bankcorp, Inc.,” “the Company,” “we,” “our,” “us” and similar terms refer to Colony Bankcorp, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the Nasdaq Global Market, you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.colonybank.com at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):
•Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021;

•Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 17, 2021, and June 30, 2021, filed with the SEC on August 13, 2021;

•Our Current Reports on Form 8-K filed with the SEC on January 26, 2021, April 13, 2021, April 22, 2021, May 24, 2021, June 28, 2021, July 6, 2021, July 15, 2021, August 2, 2021 and August 2, 2021 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•Our Amended Current Report on Form 8-K/A filed with the SEC on October 15, 2021;

•The description of our common stock in our Registration Statement on Form S-4 filed with the SEC on May 28, 2021;

•Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Investor Relations
Colony Bankcorp, Inc.
115 South Grant Street
Fitzgerald, Georgia  31750
Tel:  (229) 426-6000

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized,” “outlook” and other similar words and expressions of the future or otherwise regarding the outlook for our future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this registration statement, including, but not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; developments related to the COVID-19 pandemic and related variants; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and the risk that anticipated benefits from the recent acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions.

Other potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in any forward-looking statements include, but are not limited to, the following:
•business and economic conditions, particularly those affecting the financial services industry and our primary market areas;
•the economic impact of the COVID-19 pandemic and related variants on our business, including the impact of the actions taken by governmental authorities to try and contain the virus (including variants) or address the impact of the virus on the United States economy (including, without limitations, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;
•adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions related to the COVID-19 pandemic and related variants, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic and related variants, including, but not limited to, the Paycheck Protection Program;
•factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our borrowers and the success of various projects that we finance;
•concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
•credit and lending risks associated with our construction and development, commercial real estate, commercial and industrial and residential real estate loan portfolios;
•our ability to attract sufficient loans that meet prudent credit standards, including in our construction and development, commercial and industrial and owner-occupied commercial real estate loan categories;

•our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
•changes in interest rate environment, including changes to the federal funds rate, and competition in our markets may result in increased funding costs or reduced earning assets yields, thus reducing our margins and net interest income;
•our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses (“ALL”);
•the adequacy of our reserves (including ALL) and the appropriateness of our methodology for calculating such reserves;
•our ability to successfully execute our business strategy to achieve profitable growth;
•the concentration of our business within our geographic areas of operation in Georgia and neighboring markets;
•our focus on small and mid-sized businesses;
•our ability to manage our growth;
•risks that our expected revenue synergies and cost savings from our recent acquisition of SouthCrest Financial Group, Inc. (“SouthCrest”) are not fully realized or may take longer than anticipated to be realized;
•failure to successfully integrate SouthCrest’s business with our business;
•the risk of lower than expected revenue following the acquisition of SouthCrest;
•our ability to manage the combined company’s growth following the acquisition of SouthCrest;
•the dilution caused by the Company’s issuance of additional shares of its common stock in connection with the acquisition of SouthCrest;
•our ability to increase our operating efficiency;
•liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;
•failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
•risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
•inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•the makeup of our asset mix and investments;
•external economic, political and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;
•continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;
•challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;
•restraints on the ability of the Bank to pay dividends to us, which could limit our liquidity;

•increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•a failure in the internal controls we have implemented to address the risks inherent to the business of banking;
•inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance;
•changes in our management personnel or our inability to retain motivate and hire qualified management personnel;
•the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
•our ability to identify and address cyber-security risks, fraud and systems errors;
•disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems;
•disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions;
•an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies;
•fraudulent and negligent acts by our clients, employees or vendors and our ability to identify and address such acts;
•risks related to potential acquisitions;
•the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;
•compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;
•changes in the scope and cost of FDIC insurance and other coverage;
•changes in our accounting standards;
•changes in tariffs and trade barriers; and
•changes in federal tax law or policy.
For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I – Item 1A. Risk Factors” and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

COLONY BANKCORP, INC.
The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

General

Colony Bankcorp, Inc. is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia (Georgia Laws 1976, p. 168, et. seq.). On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank (formerly Colony Bank of Fitzgerald and The Bank of Fitzgerald), Fitzgerald, Georgia (the “Bank” or “Colony Bank”), through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company. Since that time, Colony Bank has operated as a wholly-owned subsidiary of the Company. Our business is conducted primarily through our wholly-owned bank subsidiary, which provides a broad range of banking services to its retail and commercial customers. We operate 39 domestic banking offices and 3 corporate operations offices and, at September 30, 2021, we had approximately $2.5 billion in total assets, $1.3 billion in total loans, $2.2 billion in total deposits and $217 million in stockholder’s equity. Deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

On August 1, 2021, we completed our acquisition of SouthCrest Financial Group, Inc., a Georgia corporation, and its wholly owned subsidiaries (collectively, “SouthCrest”). As of the closing date, SouthCrest had total assets of $729.7 million, total loans of $308.1 million and total deposits of $630.7 million.

The company headquarters is located at 115 South Grant Street, Fitzgerald, Georgia 31750, its telephone number is 229-426-6000 and its Internet address is www.colonybank.com. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

The Parent Company

Because the Company is a bank holding company, its principal operations are conducted through the Bank. It has 100 percent ownership of its subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review. As a bank holding company, we perform certain stockholder and investor relations functions.

Colony Bank - Banking Services

Our principal subsidiary is the Bank. The Bank, headquartered in Fitzgerald, Georgia, offers traditional banking products and services to commercial and consumer customers in our markets. Our product line includes, among other things, loans to small and medium-sized businesses, residential and commercial construction and land development loans, commercial real estate loans, commercial loans, agri-business and production loans, residential mortgage loans, home equity loans, consumer loans and a variety of demand, savings and time deposit products. We also offer internet banking services, electronic bill payment services, safe deposit box rentals, telephone banking, credit and debit card services, remote depository products and access to a network of ATMs to our customers. The Bank conducts a general full service commercial, consumer and mortgage banking business through 49 offices located in central, south, and coastal Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, LaGrange, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Soperton, Rochelle, Quitman, Valdosta and Statesboro, Georgia.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, senior and subordinated debt securities, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.
DESCRIPTION OF CAPITAL STOCK

The material terms and provisions of the Company’s capital stock are summarized as set forth below. The following summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Georgia Business Corporation Code (“GBCC”) and by the Articles of Incorporation (as amended, the “Articles”) and Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company. Copies of our Articles and Bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference.”
Common Stock

Authorized. Colony has 20,000,000 shares of authorized common stock, $1.00 par value, of which 13,674,198 were issued and outstanding as of October 25, 2021.

Voting Rights; Cumulative Voting. Pursuant to the Colony Bylaws, each outstanding share of Colony common stock is entitled to one vote on each matter submitted to a vote. Holders of Colony common stock do not have cumulative voting rights.

Board of Directors. Under Article 3.3 of the Colony Bylaws, the board of directors shall consists of not less than three (3), nor more than twenty-five (25) persons, with the exact number of directors to be determined from time to time by resolution of the board, or by resolution of the shareholders at any annual or special meeting of shareholders. The directors shall be elected by a majority of votes cast at a meeting where a quorum is present, provided, however, that in the event of a contested election for a director seat, such director shall be elected by a plurality of votes received rather than a majority of votes cast.

Dividends. Holders of Colony common stock are entitled to receive dividends if, as and when declared by the board of directors out of any funds legally available for dividends. Holders of Colony common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata net assets, if any. Colony pays dividends on its common stock only if it has paid or provided for all dividends on its outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Colony is a legal entity separate and distinct from Colony Bank. There are various restrictions that limit the ability of Colony Bank to finance, pay dividends or otherwise supply funds to Colony or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.

The principal source of funds from which Colony pays cash dividends are the dividends received from its bank subsidiary, Colony Bank. Consequently, dividends are dependent upon Colony Bank’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Georgia law requires prior approval for a bank to pay dividends where the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds fifty (50) percent of its net after-tax profits before dividends for the previous calendar year. A depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized.

Preemptive Rights; Liquidation. Colony common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of Colony common stock. In the event of liquidation, holders of Colony common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of Colony preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to Colony common stock

Preferred Stock

Under the terms of our Articles, our Company has authorized the issuance of up to 10,000,000 shares of preferred stock, no par value, any part or all of which shares may be established and designated from time to time by the board of directors by filing an amendment to the Articles, which is effective without shareholder action, in accordance with the appropriate provisions of the GBCC. If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our Articles authorize our board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.
Anti-Takeover Provisions

Voting Requirements; Business Combinations or Control Share Acquisition. The GBCC states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The Colony Articles do not provide for a greater than majority vote on such a transaction.

Authorized but Unissued Shares. The corporate laws and regulations applicable to Colony enable its board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Colony’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Colony’s common or preferred stock at its sole discretion may enable Colony’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Colony. In addition, the ability of the board of directors to issue authorized but unissued shares of Colony capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Colony’s Articles contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Colony’s Bylaws provide that the size of the board of directors shall not be less than three (3), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the board of directors, or by resolution of the shareholders at any annual or special meeting of shareholders. As a result, the board of directors is able to increase the size of the board between annual meetings. Colony’s Bylaws provide that the board of directors, even if less than a quorum, may fill a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors. In addition, Section 14-2-810 of the GBCC provides that the shareholders may fill a vacancy on the board of directors. The GBCC also provides that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Removal of Directors. Colony’s Bylaws allow for the removal of the entire board of directors or any individual director from the board with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

No Cumulative Voting. The GBCC does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and Colony’s Articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of Colony common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. The Bylaws of Colony require that special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders be called by Colony upon the written request of the holders of forty-five percent (45%) or more of all the shares of capital stock entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, Chairman of the Board, or the board of directors. Colony must give written or printed notice of the place, day and hour of each special shareholders’ meeting no fewer than ten (10) days nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of a special meeting must state the general nature of the business to be transacted.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Colony’s Bylaws require shareholders to provide timely notice in proper form of their intent to bring a matter for shareholder action at an annual meeting of the shareholders. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of Colony not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Exchange Act.

Under Rule 14a-8 of the Securities Exchange Act, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Amendment of the Articles of Incorporation or Bylaws. Colony’s Articles may be amended in accordance with the GBCC, which generally requires the approval of the Colony board of directors and the holders of a majority of the votes entitled to be cast on the amendment. Colony’s Bylaws may be altered or amended and new bylaws may be adopted by the shareholders or by the board of directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the board of directors. Except as otherwise provided in Colony’s Articles, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

Limitations on Directors’ and Officers’ Liability. The Colony Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of Colony, or that such person is or was serving, at the request of Colony, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the board of directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Colony Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such director, trustee, officer, employee or agent is entitled to be indemnified by Colony as provided above.

The Colony Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Bylaws.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

As provided in a supplemental indenture, officers' certificate or board resolution, the particular terms of each series of debt securities will be adopted pursuant to authority granted by our board of directors, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•the title of the debt securities;
•the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”
•any limit on the aggregate principal amount of the debt securities;
•the date(s) when principal payments are due on the debt securities;
•the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•the place(s) where principal of, premium and interest on the debt securities will be payable, if by wire transfer, mail or other means, where the debt securities may be surrendered for registration or exchange and where notices and demands in respect of the debt securities may be served;
•provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•the denominations in which the debt securities will be issued, if other than minimum denominations of  $1,000 and any integral multiple of $1,000 in excess thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officers' certificate, board resolution or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for beneficial interests in each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities..

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events unless in the establishing board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of said event of default:
•default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);
•default in the payment when due of principal of any debt security of that series;
•default in the deposit when due of any sinking fund payment in respect of any debt security of that series;
•default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization involving us.
The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Each indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25.0% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered indemnity of security satisfactory to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days; and
•certain other conditions are met.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification and Waiver

We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. In certain circumstances, the indenture can be amended without the consent of the holders. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act), and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or
•a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.

No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness as described in the indenture.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions

“Indebtedness” means:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2) all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5) all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and
•our indebtedness to any of our majority-owned subsidiaries.
Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below will apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement may limit our obligations and the obligations of the depositary. It may also limit our liability and the liability of the depositary as follows:
•We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
In the deposit agreement, we may agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and other securities. These contracts, and the holders’ obligations to purchase our securities under the purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that may mature prior to, or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis as set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
DESCRIPTION OF WARRANTS
General
We may issue warrants in one or more series to purchase common stock, preferred stock, senior debt securities, subordinated debt securities, other securities or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and a description of the applicable warrant agreement will be provided in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•the title of the warrants;
•the total number of warrants to be issued;
•the consideration for which we will issue the warrants, including the applicable currency or currencies;

•anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•the dates on which the right to exercise the warrants will commence and expire;
•the procedures and conditions relating to the exercise of the warrants;
•whether the warrants will be in registered or bearer form;
•information with respect to book-entry registration and transfer procedures, if any;
•the minimum or maximum amount of warrants which may be exercised at any one time;
•the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•a discussion of material United States federal income tax considerations;
•the identity of any warrant agent; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser; or
•through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus or prospectus supplement that contains the specific terms of the offering. The prospectus or prospectus supplement will set forth the terms of the offering of the securities, including:

•the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
•the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any securities.

We may sell the securities through agents from time to time. The prospectus or prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus or prospectus supplement, and the prospectus or prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus or prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus or prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus or prospectus supplement (or a post-effective amendment).

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus is being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Colony Bankcorp, Inc. and its subsidiary as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of McNair, McLemore, Middlebrooks & Co., LLC, an independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of SouthCrest Financial Group, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated in this Prospectus by reference from Colony Bankcorp, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 15, 2021 have been audited by Wipfli LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the year ended December 31, 2018 of SouthCrest Financial Group, Inc. incorporated in this Prospectus by reference from Colony Bankcorp, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 15, 2021 have been audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee		$13,905
Listing fees and expenses		*
FINRA filing fee		*
Printing and engraving expenses		*
Trustee, registrar and transfer agent, and depositary fees and expenses		*
Attorneys’ fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total	$	*

* Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the GBCC or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.
Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable according to Section 14-2-851 of the GBCC. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the GBCC, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court-ordered indemnification or advance of expenses.
Section 14-2-852 of the GBCC provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.
Section 14-2-858 of the GBCC provides that a corporation may purchase and maintain on behalf of a director, officer, employee or agent of a corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status.
The Colony Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she shall be made a party by reason of the fact that he or she is or was a director, trustee, officer, employee, or agent of Colony, or that he or she is or was serving, at the request of Colony, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.
The Colony Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided above.
The Colony Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Colony Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 16. Exhibits
The exhibits listed in the Exhibit Index are filed or incorporated by reference as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

2.1
Agreement and Plan of Merger, dated April 22, 2021, by and between Colony Bankcorp, Inc. and SouthCrest Financial Group, Inc. (incorporated herein by reference from Exhibit 2.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on April 22, 2021).

4.1
Articles of Incorporation, as amended (incorporated herein by reference from Exhibit 99.1 to Colony Bankcorp, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed on August 4, 2014).

4.2	Amended and Restated Bylaws of Colony Bankcorp, Inc. (incorporated herein by reference from Exhibit 3.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on September 18, 2020).

4.3
Description of Colony Bankcorp, Inc.'s Securities (incorporated herein by reference from Exhibit 4.1 to Colony Bankcorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 23, 2021).

4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.5	Specimen Preferred Stock Certificate.*

4.6	Form of Senior Indenture.**

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Indenture.**

4.9	Form of Subordinated Debt Security.*

4.10	Form of Deposit Agreement.*

4.11	Form of Depositary Receipt (to be included in Exhibit 4.10).*

4.12	Form of Purchase Contract.*

4.13	Form of Unit Agreement.*

4.14	Form of Warrant Agreement (including form of warrant certificate).*

4.15	Form of Rights Agreement (including form of rights certificate).*

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.**

23.1	Consent of McNair, McLemore, Middlebrooks & Co., LLC.**

23.2	Consent of Wipfli LLP.**

23.3	Consent of Porter Keadle Moore, LLC.**

23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1).**

24.1	Power of Attorney (included on the signature page).**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture.**

____________________

*    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**    Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitzgerald, State of Georgia, on October 26, 2021.

COLONY BANKCORP, INC.
By: /s/ Tracie Youngblood
Name: Tracie Youngblood
Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Heath Fountain and Tracie Youngblood, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark H. Massee	Chairman of the Board	October 26, 2021
Mark H. Massee

/s/ T. Heath Fountain	Director, President and Chief	October 26, 2021
T. Heath Fountain	(Principal Executive Officer)

/s/ Tracie Youngblood	Executive Vice President and Chief Financial Officer	October 26, 2021
Tracie Youngblood	(Principal Financial Officer and Principal Accounting Officer)

/s/ Terry L. Hester	Director	October 26, 2021
Terry L. Hester

/s/ M. Frederick Dwozan, Jr.	Director	October 26, 2021
M. Frederick Dwozan, Jr.

/s/ Scott L. Downing	Director	October 26, 2021
Scott L. Downing

/s/ Jonathan W.R. Ross	Director	October 26, 2021
Jonathan W.R. Ross

/s/ Edward P. Loomis, Jr.	Director	October 26, 2021
Edward P. Loomis, Jr.

/s/ Meagan M. Mowry	Director	October 26, 2021
Meagan M. Mowry

/s/ Matthew D. Reed	Director	October 26, 2021
Matthew D. Reed

/s/ Brian Schmitt	Director	October 26, 2021
Brian Schmitt

/s/ Harold W. Wyatt, III	Director	October 26, 2021
Harold W. Wyatt, III